Exhibit 10.2

FORTUNE BRANDS HOME & SECURITY, INC.

2011 LONG-TERM INCENTIVE PLAN

Form of

Option Award Notice – Founders Grant

You have been awarded an option to purchase shares of Common Stock of Fortune Brands Home & Security, Inc. (the “Company”), pursuant to the terms and conditions of the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached. Capitalized terms not defined in this Award Notice have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded a Nonqualified Stock Option to purchase from the Company [XX] shares of its Common Stock, par value 1¢ per share, subject to adjustment as provided in Section 3.4 of the Agreement.

Option Date:	October 4, 2011

Exercise Price:	$[ ] per share, subject to adjustment as provided in Section 3.4 of the Agreement.

Vesting Schedule:	Except as otherwise provided in the Plan, Agreement or any other agreement between the Company and Optionee, the Option will vest (i) on the second anniversary of the Option Date with respect to one-third of the number of shares subject to the Option on the Option Date, (ii) on the third anniversary of the Option Date with respect to an additional one-third of the number of shares subject to the Option on the Option Date and (iii) on the fourth anniversary of the Option Date with respect to the remaining one-third of the number of shares subject to the Option on the Option Date, provided you remain continuously employed by the Company through such date.

Expiration Date:	Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option will terminate at 3:00 p.m., Eastern time, on the tenth anniversary of the Option Date.

FORTUNE BRANDS HOME & SECURITY, INC.

2011 LONG-TERM INCENTIVE PLAN

Form of

Founders Grant Stock Option Agreement

Fortune Brands Home & Security, Inc., a Delaware corporation (the “Company”), grants to the individual (“Optionee”) named in the attached award notice (the “Award Notice”) an option to purchase shares of Common Stock from the Company subject to the terms and conditions of the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan (the “Plan”) and the Award Notice. The date of grant (the “Option Date”), the number and class of shares of Common Stock subject to the Option and the purchase price per share (the “Exercise Price”) are set forth in the Award Notice (the “Option”). Capitalized terms not defined in this Agreement have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option will be null and void unless Optionee accepts this Agreement through the electronic, on-line grant acceptance process prescribed by the Company.

2. Time and Manner of Exercise of Option.

2.1. Maximum Term of Option. Except as specifically provided in Section 2.2(a), the Option may not be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2. Vesting and Exercise of Option. The Option will vest and become exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). If Optionee’s employment terminates before the Option is fully vested, the Option will vest and be exercisable as follows:

(a) Termination as a Result of Optionee’s Death. If Optionee’s employment with the Company terminates by reason of Optionee’s death, then the Option will immediately become fully exercisable and will continue to be exercisable by Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is three (3) years after the date of Optionee’s death, and (ii) the Expiration Date; provided, however, that the Option will continue to be exercisable for the one (1) year period following the date of Optionee’s death, even if this one-year period extends beyond the Expiration Date.

(b) Termination as a Result of Disability. If Optionee’s employment with the Company terminates by reason of Optionee’s Disability, then, provided Optionee has been continuously employed with the Company for at least six (6) months following the Option Date, Optionee will be treated as continuing employment with the Company for purposes of determining the vesting and exercisability of the Option, and the Option will continue to vest in accordance with the Vesting Schedule and be exercisable by Optionee or Optionee’s executor, administrator, legal representative, guardian until and including the Expiration Date. For purposes of this Option, “Disability” means Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, within the meaning of Section 22(e)(3) of the Code.

(c) Termination for Retirement. If Optionee’s employment with the Company terminates by reason of Optionee’s Retirement, the Option, to the extent vested on the effective date of Optionee’s Retirement, may be exercised by Optionee until and including the Expiration Date. The Option, to the extent not vested on the effective date of such Retirement, will not be, nor thereafter become, exercisable. For purposes of this Option, “Retirement” means Optionee’s termination of employment on or after attaining age 55 and completion of at least five (5) years of service with the Company (other than for Cause).

(d) Termination Other than for Cause, Death, Disability or Retirement. If Optionee’s employment with the Company terminates for any reason other than for Cause, death, Disability or Retirement, the Option, to the extent vested on the effective date of such termination of employment, may be exercised by Optionee until and including the earlier to occur of (i) the date which is three (3) months after the date of such termination of employment and (ii) the Expiration Date. The Option, to the extent not vested on the effective date of such termination of employment, will not be, nor thereafter become, exercisable.

(e) Termination by Company for Cause. If the Company terminates Optionee’s employment for Cause, then the Option, whether or not vested, will terminate immediately upon such termination of employment. For purposes of this Option, “Cause” has the same meaning as set forth in any employment or other written agreement between Optionee and the Company, provided that if Optionee is not a party to any employment or other written agreement that contains such definition, then “Cause” means (i) Optionee’s willful and continuous failure to substantially perform his or her material duties (other than a failure due to a Disability); (ii) the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Company, as determined in the reasonable judgment of the Company; (iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause significant damage to the property or business of the Company; (iv) repeated absences from work such that Optionee is unable to perform his or her employment or other duties in all material respects, other than due to Disability; (v) admission or conviction of, or plea of nolo contendere, to any felony that, in the reasonable judgment of the Company, adversely affects the Company’s reputation or Optionee’s ability to carry out the obligations of his or her employment or services; (vi) loss of any license or registration that is necessary for Optionee to perform his or her duties for the Company; (vii) failure to cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding, as determined in the reasonable judgment of the Company; or (viii) any act or omission in violation or disregard of the Company’s policies, including but not limited to the Company’s harassment and discrimination policies and Standards of Conduct then in effect, in such a manner as to cause significant loss, damage or injury to the Company’s property, reputation or employees; provided, however, that no act or failure to act on Optionee’s part will be considered “willful” unless it is done, or omitted to be done, by Optionee in bad faith or without reasonable belief that Optionee’s action or omission was in the best interests of the Company. Any act or failure to act (A) based upon authority given pursuant to a resolution duly adopted by the Board of Directors, (B) implementing in good faith the advice of counsel for the Company or (C) that meets the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Amended and Restated Bylaws of the Company or the laws of the state of its incorporation or the directors’ and officers’ liability insurance of the Company, in each case as in effect at the time Cause would otherwise arise, will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.

2.3. Method of Exercise. Subject to this Agreement, the Option may be exercised (a) by specifying the number of whole shares of Common Stock to be purchased in the manner prescribed by the Company, accompanied by full payment (or by arranging for full payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option, (iii) authorizing the Company to sell shares of Common Stock subject to the option exercise and withhold from the proceeds an amount equal to the option exercise price, or (iv) by a combination of (i), (ii) and (iii), and (b) by executing such documents as the Company may reasonably request. For this purpose, “Fair Market Value” as of any date means the value determined by reference to the closing price of a share of Common Stock as finally reported on the New York Stock Exchange for the trading day immediately preceding such date. Any fraction of a share of Common Stock which would be required to pay such purchase price will be disregarded and the remaining amount due will be paid in cash by Optionee. No Common Stock will be issued or delivered until the full purchase price and any related withholding taxes, as described in Section 3.3, have been paid.

2.4. Termination of Option. The Option will terminate on the Expiration Date except as otherwise provided in Section 2.2 or exercised pursuant to Section 2.3. Upon the termination of the Option, the Option will no longer be exercisable and will immediately become null and void.

3. Additional Terms and Conditions of Option.

3.1. Nontransferability of Option. The Option cannot be transferred by Optionee other than (a) by will or the laws of descent and distribution, or (b) pursuant to an approved domestic relations order approved in writing by the Secretary of the Committee or the Secretary’s designee. Optionee must immediately notify the Company of any transfer and provide such information about the transferee as the Company may request. No transferee of an Option may make any subsequent transfer and such transferee may exercise the Option in accordance with Section 2.3(iii) only to the extent all transferees are permitted to exercise the Option in accordance with Section 2.3(iii). Except to the extent permitted by this Section 3.1, (i) the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person during Optionee’s lifetime and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option will immediately become null and void.

3.2. Investment Representation. Optionee represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution of such shares within the meaning of the Securities Act unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee will submit a written statement, in a form satisfactory to the Company, that such representation (x) is true and correct as of the purchase date of any shares or (y) is true and correct as of the date any such shares are sold, as applicable. As a further condition to any exercise of the Option, Optionee agrees to comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and to execute any documents which the Board or the Committee in its sole discretion deems necessary or advisable.

3.3. Withholding Taxes. (a) Upon exercise of the Option, Optionee will, at the Company’s request, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee fails to do so, the Company may, in its discretion, deduct any Required Tax Payments from any amount payable by the Company to Optionee. No shares of Common Stock will be issued or delivered until the Required Tax Payments have been paid in full.

(b) Optionee may pay the Required Tax Payments to the Company by any of the following means: (1) a cash payment, (2) delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, or (4) any combination of (1), (2) and (3). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation will be disregarded and the remaining amount due will be paid in cash by Optionee. “Fair Market Value” has the same meaning as set forth in Section 2.3.

3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the Exercise Price will be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. The decision of the Committee regarding any such adjustment is final, binding and conclusive.

3.5. Change in Control. In the event of a Change in Control, the Option will become subject to Section 5.8 of the Plan. In the event that Optionee’s employment is terminated on or after a Change in Control but before the Option is fully vested (a) by the Company other than for Cause or (b) by Optionee for Good Reason, the Option will become fully vested as of the date of Optionee’s termination of employment and will remain exercisable until and including the Expiration Date, subject to Section 5.8 of the Plan. For this purpose, “Good Reason” means (i) a material change in Optionee’s reporting responsibilities, titles or offices as in effect immediately prior to such Change in Control, (ii) a material reduction in Optionee’s base salary as in effect immediately prior to such Change in Control, (iii) a material reduction in the value of the benefits provided to Optionee (other than those plans or improvements that have expired in accordance with their original terms) immediately prior to such Change in Control; provided that Good Reason will not exist if such benefits are similarly reduced or eliminated with respect to similarly situated employees of the Company, (iv) the target bonus awarded by the Compensation Committee to Optionee under the Annual Executive Incentive Compensation Plan of the Company (“Incentive Plan”) subsequent to such Change in Control is materially less than such amount last awarded to Optionee prior to such Change in Control, (v) the sum of Optionee’s base salary and amount paid to him or her as incentive compensation under the Incentive Plan for the calendar year in which such Change in Control occurs or any subsequent year is materially less than the sum of Optionee’s base salary and the amount awarded (whether or not fully paid) to him or her as incentive compensation under the Incentive Plan for the calendar year prior to such Change in Control or any subsequent calendar year in which the sum of such amounts was materially greater, (vi) the relocation of the offices at which Optionee is employed immediately prior to such Change in Control to a location more than 35 miles away or the Company requiring Optionee to be based anywhere other than at a Company office within 35 miles of the offices at which Optionee is employed immediately prior to such Change in Control (except for required travel on Company business to an extent substantially consistent with Optionee’s position) or (vii) to the extent that Optionee is a party to an Agreement for the Payment of Benefits Following Termination of Employment then in effect, the existence of any other condition which constitutes “Good Reason” under such agreement. Notwithstanding anything to the contrary in this Section 3.5, Good Reason will not exist unless Optionee provides written notice to the Company of the existence of Good Reason no later than 90 days after its initial existence and the Company fails to remedy in all material respects the Good Reason condition within 30 days following its receipt of such written notice and Optionee terminates employment no later than two (2) years following the initial existence of the Good Reason condition identified in such written notice.

3.6. Divestiture. In the event that Optionee’s principal employer is a Subsidiary of the Company that ceases to be a Subsidiary of Company (a “Divestiture”), the Option will become fully vested as of the effective date of such Divestiture and will remain exercisable until and including the Expiration Date, subject to Section 5.8 of the Plan.

3.7. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

3.8. Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company will issue or deliver, subject to the conditions of this Article 3, the number of shares of Common Stock purchased. Such issuance will be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company will pay all original issue or transfer taxes and all fees and expenses related to such issuance, except as otherwise provided in Section 3.3.

3.9. Option Confers No Rights as Stockholder. Optionee will not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee will not be considered a stockholder of the Company with respect to any such shares that have not been purchased and issued.

3.10. Option Confers No Rights to Continued Employment. In no event will the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

4. Miscellaneous Provisions.

4.1. Decisions of Board or Committee. The Board or the Committee has the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement is final, binding and conclusive.

4.2. Successors. This Agreement is binding upon and will inure to the benefit of any successor or successors of the Company and any person or persons who may, upon the death of Optionee, acquire any rights in accordance with this Agreement or the Plan.

4.3. Notices. All notices, requests or other communications provided for in this Agreement will be made, if to the Company, to Fortune Brands Home & Security, Inc., Attn. Secretary of the Compensation Committee, 520 Lake Cook Road, Deerfield, Illinois 60015, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement will be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the intended party if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

4.4. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement will not affect any other provisions and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.5. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant to this Agreement and the Option, to the extent not governed by the Code or the laws of the United States, are governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws.

4.6. Agreement Subject to the Plan. This Agreement is subject to, and will be interpreted in accordance with, the provisions of the Plan. Optionee acknowledges receipt of a copy of the Plan, and by accepting the Option in the manner specified by the Company, agrees to be bound by the terms and conditions of this Agreement, the Award Notice and the Plan.

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